Exhibit 5.1

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center ▼ 90 South Seventh Street

Minneapolis ▼ Minnesota 55402-3901

Phone +1 612 766 7000

Fax +1 612 766 1600

February 20, 2026

Voya Financial, Inc.

200 Park Avenue

New York, New York 10166

Ladies and Gentlemen:

We have acted as counsel for Voya Financial, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3ASR (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time of the following securities:

(i)	unsecured unsubordinated debt securities of the Company in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Senior Debt Securities”),

(ii)

unsecured subordinated debt securities of the Company in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Subordinated Debt Securities,” and together with the Senior Debt Securities, the “Debt Securities”),

(iii)	shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of the Company, interests in which may be evidenced by depositary shares (the “Depositary Shares”),

(iv)	shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company,

(v)	warrants to purchase Debt Securities, Preferred Stock or Common Stock (the “Securities Warrants”),

(vi)

units consisting of any combination of Debt Securities, Preferred Stock, Common Stock, Securities Warrants and Depositary Shares issued by the Company or debt obligation of third parties, in each case in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Units,” and together with the

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February 20, 2026

Debt Securities, the Preferred Stock, the Common Stock, the Depository Shares and the Securities Warrants, the “Company Securities”),

(vii)	guarantees of the Debt Securities (the “Debt Securities Guarantees”) by Voya Holdings Inc., a Connecticut corporation and a wholly owned subsidiary of the Company (“Voya Holdings”), and

(viii)

guarantees by the Company or Voya Holdings, either independently or together, of debt securities of other subsidiaries (the “Guarantees” and, together with the Company Securities and the Debt Securities Guarantees, the “Securities”)

The Securities may be offered separately or together with other Securities, in separate classes or series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

Any Senior Debt Securities are to be issued under the indenture filed as Exhibit 4.1 to the Registration Statement (the “Senior Indenture”) entered into by the Company, Voya Holdings, as the initial guarantor, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”). Any Subordinated Debt Securities are to be issued under the indenture filed as Exhibit 4.6 to the Registration Statement entered into by the Company, Voya Holdings, as the initial guarantor, and the Trustee (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”). Any series of Preferred Stock is to be issued under the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and a certificate of designation (a “Certificate of Designation”) to be approved by the Board of Directors of the Company or a committee thereof and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with Section 151 of the General Corporation Law of the State of Delaware. Any Depositary Shares are to be issued under one or more deposit agreements (the “Deposit Agreements”) to be entered into by the Company, a depositary to be named by the Company (a “Depositary”), and the holders from time to time of depositary receipts evidencing Depositary Shares, which will be filed as an exhibit to and incorporated by reference into the Registration Statement. Any Securities Warrants are to be issued under one or more warrant agreements and warrant certificates (the “Warrant Agreements”), to be entered into by the Company and warrant agents to be named by the Company, which will be filed as an exhibit to and incorporated by reference into the Registration Statement. Any Units are to be issued under one or more unit agreements and unit certificates (the “Unit Agreements”), to be entered into by the Company and a unit agent or agents to be named by the Company, which will be filed as an exhibit to and incorporated by reference into the Registration Statement.

The Debt Securities Guarantees are to be issued pursuant to the Senior Indenture or the Subordinated Indenture, as applicable. The Guarantees are to be issued pursuant to one or more guarantees to be issued by the Company or Voya Holdings, as applicable. Any Common Stock is to be issued under the Certificate of Incorporation. The Certificate of Incorporation, any Certificate

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of Designation, the Senior Indenture, the Subordinated Indenture, each Deposit Agreement, each Warrant Agreement, each Unit Agreement, each Debt Securities Guarantee of Voya Holdings and each Guarantee of the Company or Voya Holdings are sometimes referred to herein individually as a “Governing Document” and, collectively, as the “Governing Documents.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

Certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof or certain authorized officers of the Company as part of the corporate action taken and to be taken (the “Corporate Proceedings”) in connection with issuance of the Securities. For purposes of this opinion, we have reviewed originals, or copies certified or otherwise authenticated to our satisfaction, of the Certificate of Incorporation, the Amended and Restated By-Laws of the Company, as amended to date (the “By-Laws”), the Registration Statement, the Indentures, such of the Corporate Proceedings that have occurred as of the date hereof, and such other documents, records, agreements, certificates and instruments, and have reviewed such authorities of law, as we have deemed necessary or appropriate as a basis for our opinions hereinafter set forth.

Based upon and subject to the foregoing, and to the other qualifications, assumptions, exceptions and limitations stated herein, we are of the opinion that:

1.  With respect to any Debt Securities, upon (a) the completion of all required Corporate Proceedings, (b) the due execution, authentication and delivery of such Debt Securities, and (c) in the case of Debt Securities issuable upon conversion, exchange, exercise or settlement of, or constituting a component of, another Security, the issuance of such Debt Securities upon conversion, exchange, exercise or settlement of, or constituting a component of, such other Security in accordance with the terms of such other Security or any instrument governing such other Security as approved by the Corporate Proceedings, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms. Each of the Senior Indenture and the Subordinated Indenture is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

2.  With respect to any Preferred Stock, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Delaware Secretary of State of a Certificate of Designation relating to such series of Preferred Stock, (c) the due execution, registration of issuance and delivery of certificates representing such Preferred Stock (or, in the case of Preferred Stock issued without certificates, the due registration of issuance and constructive delivery through book entry of such Preferred Stock), and (d) in the case of Preferred Stock issuable upon conversion, exchange, exercise or settlement of, or constituting a component of, another Security, the issuance of such Preferred Stock upon conversion, exchange, exercise or settlement of, or constituting a component of, such other Security in accordance with the terms of such other Security or any instrument

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governing such other Security as approved by the Corporate Proceedings, such Preferred Stock will be validly issued, fully paid and non-assessable.

3.  With respect to any Depositary Shares, upon (a) the due authorization, execution and delivery of a Deposit Agreement establishing the terms of such Depositary Shares, (b) the completion of all required Corporate Proceedings with respect to the issuance and terms of the Preferred Stock represented by such Depository Shares, (c) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Delaware Secretary of State of a Certificate of Designation in respect of such Preferred Stock, (d) the due execution of certificates representing such Preferred Stock, the delivery of such certificates to the Depositary for deposit in accordance with the terms of such Deposit Agreement, and the recordation of such certificates on the books of the Company in the name of the Depositary or its nominee, (e) the due execution, registration of issuance and delivery of depositary receipts evidencing such Depositary Shares in accordance with the terms of such Deposit Agreement, and (f) in the case of Depositary Shares constituting a component of any other Security, the issuance of such Depositary Shares as a component of such other Security in accordance with the terms of such other Security or any instrument governing such other Security, such Deposit Agreement will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms and the depositary receipts evidencing such Depositary Shares will be valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in such Deposit Agreement.

4.  With respect to any Securities Warrants, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery of the related Warrant Agreement, (c) the due execution, countersignature and delivery of such Securities Warrants, (d) the due authorization and registration of the Securities issuable upon conversion or exercise of such Securities Warrants (within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), and (e) in the case of Securities Warrants constituting a component of any other Security, the issuance of such Securities Warrants as a component of such other Security in accordance with the terms of such other Security or any instrument governing such other Security, such Securities Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.  With respect to any Units, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery of the related Unit Agreement, (c) if the Units are to be evidenced by certificates, the due execution, registration of issuance and delivery of unit certificates evidencing such Units pursuant to such Unit Agreement, and (d) the completion of all actions in respect of the Securities constituting a component of such Units referred to in the applicable numbered paragraph(s) hereof, such Unit Agreement will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms and any certificates evidencing such Units will entitle the holders thereof to the rights specified in such Unit Agreement.

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6.  With respect to any Common Stock, upon (a) the completion of all required Corporate Proceedings, (b) the due execution, registration of issuance and delivery of certificates representing such Common Stock (or, in the case of Common Stock issued without certificates, the due registration of issuance and constructive delivery through book entry of such Common Stock), and (c) in the case of Common Stock issuable upon conversion, exchange, exercise or settlement of, or constituting a component of, another Security, the issuance of such Common Stock upon conversion, exchange, exercise or settlement of, or constituting a component of, such other Security in accordance with the terms of such other Security or any instrument governing such other Security as approved by the Corporate Proceedings, such Common Stock will be validly issued, fully paid and non-assessable.

7.  With respect to any Debt Securities Guarantee, upon (a) the completion of all required corporate proceedings by Voya Holdings, and (b) the completion of all actions in respect of any Debt Securities subject to such Debt Securities Guarantee referred to in paragraph 1 hereof, such Debt Securities Guarantee will constitute a valid and binding obligation of Voya Holdings enforceable against Voya Holdings in accordance with its terms.

8.  With respect to any Guarantee, upon (a) the completion of all required corporate proceedings by the Company and/or Voya Holdings, as applicable, and (b) the completion of all actions in respect of any securities subject to such Guarantee required for the validity, binding effect, and enforceability of such underlying securities, such Guarantee will constitute a valid and binding obligation of the Company and/or Voya Holdings, as appliable, enforceable against the Company and/or Voya Holdings, as applicable, in accordance with its terms.

The foregoing opinions as to the validity, binding effect and enforceability of provisions of such instruments and agreements are subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, voidable transactions, fraudulent conveyance, receivership or other laws of general application affecting creditors’ rights, (ii) general equity principles, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside of the United States.

With respect to the foregoing opinions in paragraphs 1, 3, 4, 5, 7 and 8 above, we hereby advise you that (i) in the absence of an effective waiver or consent, a guarantor or other accommodation party may be discharged from its guaranty, accommodation security or other support to the extent the supported obligations are modified or other action or inaction by a creditor increases the scope of the accommodation party’s risk or otherwise detrimentally affects its interests (such as by impairing the value of collateral securing the supported obligations, negligently administering the supported obligations, or releasing the borrower or another guarantor or co-accommodation party of the supported obligations) and (ii) a guarantor or other accommodation party may have the right to revoke its guaranty, accommodation security or other

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support with respect to supported obligations incurred after the revocation, notwithstanding the absence of an express right of revocation in the documents providing for support.

The foregoing opinions assume that (a) the Company will remain duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) the consideration designated in the applicable Corporate Proceedings for any Securities shall have been received by the Company and/or Voya Holdings, as applicable, and such consideration shall be legally sufficient; (c) each party to any Governing Document or any Securities other than the Company shall have complied with all legal requirements pertaining to its status as such status relates to its rights to enforce such agreements or instruments against the Company and shall have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it; (d) the Registration Statement shall have become effective under the Securities Act and will continue to be effective; (e) at the time of the issuance, execution, authentication and delivery of the Securities, the Corporate Proceedings related thereto will not have been modified or rescinded, there will not have occurred any change in the law or in the Certificate of Incorporation or By-Laws affecting the authorization, issuance, execution, authentication, acknowledgement, delivery, filing, validity or enforceability of such Securities or any related Governing Documents, neither the issuance and sale of such Securities nor the compliance by the Company with the terms of such Securities or the related Governing Documents will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company, and any other Securities issuable upon conversion, exercise or settlement, as applicable, of such Securities will have been duly authorized and reserved for issuance (in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such other Securities); (f) the Securities will be issued in accordance with, and in compliance with any limitations on issuance contained in, the Corporate Proceedings related thereto; (g) the terms of the Securities will be established in conformity with the related Governing Documents and the Securities will be issued within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities under such Governing Documents; (h) none of the particular terms of the Securities or Governing Documents hereafter established will violate, or be void or voidable under, any applicable law; (i) all certificates evidencing any Securities will be in the form required by law and approved for issuance by the Company; (j) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware; (k) no shares of Common Stock or Preferred Stock will be issued for less than the par value thereof; (l) the Securities will be duly registered on the books of the transfer agent and registrar thereof in the name and on behalf of the holders thereof; (m) in the case of any Securities represented by, or issuable upon conversion, exchange, exercise or settlement of, or constituting a component of, any other Securities, all actions in respect of such other Securities referred to in the applicable numbered paragraph(s) above shall have been completed; and (n) a prospectus supplement and any other offering material describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission.

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We have relied upon certificates of public officials as to the accuracy of all matters addressed therein and, with respect to certain factual matters, upon certificates of and information provided by officers and employees of the Company as to the accuracy of such factual matters, in each case without independent verification thereof or other investigation. We have also assumed, without investigation, the following: (a) the accuracy and truthfulness of all public records of the Company and of all certifications, documents and other proceedings examined by us that have been produced by officials of the Company acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, (b) that each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document, including electronic signatures, are genuine, (c) the legal capacity of the natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in the transactions contemplated thereby, (d) the absence of any undisclosed modifications to the agreements and instruments reviewed by us, and (e) New York law has or will be chosen to govern the Indentures, each Deposit Agreement, each Warrant Agreement and each Unit Agreement and all Securities issued thereunder and/or certificates evidencing such Securities.

We express no opinion as to (i) whether a court would award a judgment in a currency other than United States dollars or as to the enforceability of any provision specifying rates of exchange for, or requiring indemnity against loss in, converting into a specified currency the proceeds or amount of a court judgment in another currency, (ii) any agreement to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction or subject matter jurisdiction), any waivers of the right to jury trial, any provision restricting access to courts (including, without limitation, agreements to arbitrate disputes, any waivers of service of process requirements that would otherwise be applicable, any agreement that a judgment rendered by a court in one jurisdiction may be enforced in another jurisdiction, or any provision otherwise affecting the jurisdiction or venue of courts, (iii) any provision waiving legal, statutory or equitable defenses or other procedural, judicial or substantive rights, or (iv) any provision that authorizes one party to act as attorney-in-fact for another party.

The opinions herein expressed are rendered as of the date first written above and are limited to the specific issues addressed and to documents, facts and laws existing on the date hereof. By rendering our opinion, we do not undertake to advise you with respect to any other matter or of any change in such documents and laws, or in the interpretation thereof, or of any change in facts, which may occur after the date hereof.

Our opinions set forth herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of any other laws. Insofar as the opinion expressed herein relates to or is dependent upon matters governed by Connecticut law, we have relied, without independent investigation, upon, and our opinion expressed herein is subject to all of the qualifications, assumptions and limitations expressed in, the opinion of Day Pitney LLP, special counsel to the Company in the State of

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Connecticut. A copy of such opinion letter, dated as of the date hereof, is to be filed as Exhibit 5.2 to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Opinions.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Faegre Drinker Biddle & Reath LLP
FAEGRE DRINKER BIDDLE & REATH LLP